Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(296,207,818)
Unrealized Gain (Loss) on Market Value of Futures	169,549,330
Dividend Income	4,989
Interest Income	44,167
ETF Transaction Fees	28,000
Total Income (Loss)	$(126,581,332)

Expenses
General Partner Management Fees	$655,259
Brokerage Commissions	342,780
Professional Fees	57,065
NYMEX License Fee	21,842
Non-interested Directors' Fees and Expenses	14,299
Prepaid Insurance Expense	7,194
Total Expenses	$1,098,439
Net Income (Loss)	$(127,679,771)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/15	$1,277,679,873
Additions (69,100,000 Shares)	1,237,809,129
Withdrawals (5,200,000 Shares)	(90,690,214)
Net Income (Loss)	(127,679,771)

Net Asset Value End of Month	$2,297,119,017
Net Asset Value Per Share (127,300,000 Shares)	$18.04

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2015 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612